SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                     -------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)              March 24, 1999
                                                 -------------------------------



                           New Century Energies, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                        1-12927               84-1334327
(State or Other Jurisdiction           (Commission           (IRS Employer
      of Incorporation)                File Number)        Identification No.)


                   1225 Seventeenth Street, Denver, Colorado
                                     80202
              (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code          (303) 571-7511
                                                  ------------------------------


                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)






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Item 5.  Other Events.

     On March 25, 1999, New Century Energies, Inc., a Delaware corporation ("NCE"), and Northern States Power Company, a Minnesota corporation ("NSP"), issued a joint press release announcing that they had entered into an Agreement and Plan of Merger, dated as of March 24, 1999 (the "Merger Agreement"), providing for a strategic business combination of NCE and NSP. Pursuant to the Merger Agreement, NCE will be merged with and into NSP with NSP as the surviving corporation in the merger (the "Merger"). Subject to the terms of the Merger Agreement, each share of NCE common stock, par value $1.00 per share ("NCE Common Stock"), other than certain shares to be cancelled, together with any associated purchase rights, will be converted into the right to receive 1.55 (the "Conversion Ratio") shares of NSP common stock, par value $2.50 per share ("NSP Common Stock"). Cash will be paid in lieu of any fractional shares of NSP Common Stock which holders of NCE Common Stock would otherwise receive. The Merger is expected to be a tax free stock-for-stock exchange for shareholders of both companies and to be accounted for as a pooling of interests.

     The Merger  Agreement and the joint press release  announcing the execution
of  the  Merger   Agreement  are  filed  herewith  as  Exhibits  2.1  and  99.1, respectively, and are incorporated herein by reference.

     Consummation of the Merger is subject to certain closing conditions, including, among others, approval by the shareholders of NCE and NSP, approval or regulatory review by certain state utilities regulators, the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, the Federal Energy Regulatory Commission, the Federal Communications Commission, the Nuclear Regulatory Commission and expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each of NCE and NSP have agreed to certain undertakings and limitations regarding the conduct of their businesses prior to the closing of the transaction. The Merger is expected to take from 12 to 18 months to complete.

     On March 24, 1999, NCE amended (the "Rights Amendment") its Rights Agreement (the "Rights Agreement") dated as of August 1, 1997 between NCE and The Bank of New York as Rights Agent, to provide that NSP will not be deemed to be an "Acquiring Person" as defined in the Rights Agreement, as a result of the execution, delivery and performance of the Merger Agreement or the consummation of the transactions contemplated therein, with the effect of exempting the transactions contemplated by the Merger Agreement from the Rights Agreement, and provides that all rights under the Rights Agreement expire at the effective time of the Merger. The foregoing description of the Rights Agreement is qualified in its entirety by reference to the terms of the Rights Amendment, a copy of which is attached hereto as Exhibit 99.2.


Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

The following exhibits are filed herewith:


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



2.1 Agreement and Plan of Merger dated as of March 24, 1999, by and between Northern States Power Company and New Century Energies, Inc.

99.1 Press release dated March 25, 1999.

99.2 Amendment as of March 24, 1999 to the Rights Agreement dated as of August 1, 1997 between New Century Energies, Inc. and The Bank of New York.


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




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              NEW CENTURY ENERGIES, INC.


Dated:  March 25, 1999                        By:        /s/ Teresa S. Madden
                                                       -----------------------
                                                       Name:  Teresa S. Madden
                                                       Title:    Controller



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



                                  EXHIBIT INDEX



EXHIBIT NUMBER                      DESCRIPTION


2.1 Agreement and Plan of Merger dated as of March 24, 1999, by and between Northern States Power Company and New Century Energies, Inc.

99.1                Press release dated March 25, 1999.

99.2 Amendment as of March 24, 1999 to the Rights Agreement dated as of August 1, 1997 between New Century Energies, Inc. and The Bank of New York.



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